UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2018
____________________________________________________________
TerraForm Power, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

d) Election of Mr. Bruce Williamson to the Board

On February 5, 2018, the members of the board of directors (the “Board”) of TerraForm Power, Inc. (the “Company”) elected Mr. Bruce Williamson as a director of the Board upon the recommendation of the Conflicts Committee of the Board. Certain biographical and other information with respect to Mr. Williamson is set forth below. The Company believes that Mr. Williamson qualifies as an independent director under applicable stock exchange rules.

On February 5, 2018, Mr. Williamson was appointed as a member of the Conflicts Committee and the Audit Committee of the Board. As previously disclosed, on December 4, 2017, the Company received a notification letter from Nasdaq stating that the Company was not in compliance with Nasdaq Listing Rule 5605(c)(2) which requires the Company’s audit committee to be comprised of at least three independent directors. Following Mr. Williamson’s appointment to the Audit Committee, the Company has regained compliance with Nasdaq Listing Rule 5605(c)(2).

Biography of Mr. Bruce Williamson

Mr. Williamson is currently the Chairman, President and Chief Executive Officer of Southcross Holdings and Southcross Energy. Mr. Williamson has more than 35 years of energy industry experience. Most recently, he was the Chairman, President and Chief Executive Officer of Cleco Corporation, an electric utility company, from 2011 through 2016, when Cleco was sold to a private investor group. From 2002 through 2011, he was the Chairman, President and Chief Executive Officer at Dynegy, Inc. Prior to this, Mr. Williamson was the President and Chief Executive Officer at Duke Energy Global Markets, where he led the negotiations to merge PanEnergy with Duke Power, creating Duke Energy Corporation. Mr. Williamson joined Panhandle Eastern Pipeline Company (later known as PanEnergy) in 1995, advancing to Senior Vice President Finance, and joined Shell Oil Company in 1981, where he worked for 14 years in exploration and production in the U.S. and internationally.

Mr. Williamson received a bachelor’s degree in finance from the University of Montana and a master’s degree in business administration from the University of Houston. Mr. Williamson is also a past board member of Questar Corporation, an integrated natural gas company that merged with Dominion Resources in 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM POWER, INC.

Date: February 5, 2018	By:	/s/ Andrea Rocheleau
	Name:	Andrea Rocheleau
	Title:	General Counsel and Secretary